CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Rochester Fund Municipals:

We consent to the use of our report dated February 21, 2012, with respect to the financial statements and financial highlights of Rochester Fund Municipals, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/KPMG LLP
KPMG LLP

Denver, Colorado
March 27, 2012